                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant  /X/
     Filed by a party other than the registrant  / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              FAB INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

                              FAB INDUSTRIES, INC.
                 (Name of Person(s) Filing the Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1994

                             ---------------------

TO: THE STOCKHOLDERS OF FAB INDUSTRIES, INC.

     Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 5, 1994 at 10:15 a.m. for the following purposes:

          1. To elect two (2) directors to Class III of the Company's Board of Directors.

          2. To ratify the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky.

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 18, 1994 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York, for the 10-day period prior to the meeting.

     You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                        By Order of the Board of Directors

                                        SHERMAN S. LAWRENCE,
                                        Secretary

Dated: March 25, 1994

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              FAB INDUSTRIES, INC.
                               200 MADISON AVENUE
                            NEW YORK, NEW YORK 10016

                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------


     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Fab Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 5, 1994 at 10:15 a.m., and at any adjournment or adjournments thereof. All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in favor of each of the nominees for director and for Proposal 2. The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is March 25, 1994.


                        VOTING SECURITIES -- RECORD DATE

     Only holders of the Company's Common Stock, $.20 par value (the "Common Stock"), of record at the close of business on March 18, 1994 (the "Record Date") will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. On that date, 6,190,226 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

                       NAME AND ADDRESS OF                     NUMBER OF SHARES          PERCENT
                        BENEFICIAL OWNER                     BENEFICIALLY OWNED(1)       OF CLASS
    ------------------------------------------------------------------------------       --------
    Samson Bitensky(2).......................................       1,488,562(3)           24.0%
    200 Madison Avenue
    New York, New York 10016
    Quest Advisory Corp.,
    Quest Management Company and
    Charles M. Royce(4)......................................         506,732(4)            8.2%
    1414 Avenue of the Americas
    New York, New York 10019

- ---------------

(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under rules and regulations of the Securities and Exchange Commission (the "Commission"), Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 25,000 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., but does not include 89,996 shares of Common Stock owned by Mr. Bitensky's spouse. Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse.

(4) Quest Advisory Corp., a New York corporation ("Quest"), Quest Management Company, a Connecticut general partnership ("QMO") and Charles M. Royce comprise a group under Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended. Quest beneficially owns and has sole voting power and sole dispositive power with respect to 506,732 shares of Common Stock and QMO beneficially owns and has sole voting power and sole dispositive power with respect to 35,200 shares of Common Stock shown in the table above. Charles M. Royce is an individual who may be deemed a controlling person of Quest and QMO. Mr. Royce disclaims beneficial ownership of the shares held by Quest and QMO. This information is derived from Quest's Schedule 13G dated February 8, 1994, filed with the Commission.

     The following table sets forth certain information as of the Record Date as to the Common Stock beneficially owned by the Company's directors (of which Messrs. Bitensky and Lawrence constitute the nominees for directors), the Chief Executive Officer of the Company, the other four executive officers identified in the Summary Compensation Table set forth herein and the directors and executive officers of the Company as a group.


                                                        SHARES OF COMMON
                                                             STOCK                 PERCENT
                                                          BENEFICIALLY                OF
                          NAME OF                         OWNED ON THE           OUTSTANDING
                     BENEFICIAL OWNER                    RECORD DATE(1)          COMMON STOCK
    --------------------------------------------------- ----------------         ------------
    Samson Bitensky....................................    1,488,562(2)              24.0%
    Sherman S. Lawrence................................        7,750                *
    Donald D. Shack....................................          308                *
    Oscar R. Kunreuther................................          400                *
    Louis Feil.........................................        4,000                *
    Lawrence H. Bober..................................          332                *
    Stanley August.....................................       56,164(3)             *
    Howard Soren.......................................       45,081(4)             *
    Steven Myers.......................................       40,772(5)(6)          *
    Susan Lerner.......................................       65,860(7)               1.1%
    All directors and officers as a group (10
      persons).........................................    1,709,229(2)(6)(8)        27.3%


- ---------------

* Less than 1%

(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him or her.

(2) See footnote 3 to the first table set forth above under the heading "Security Ownership of Certain Beneficial Owners and Management" with respect to beneficial ownership of these shares.

(3) Includes 16,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4) Includes 16,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(5) Includes 16,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(6) Does not include 46,666 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a Custodial Account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a Custodial Account under control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky and the spouse of Steven Myers, an officer of the Company. Jessica C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers. Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.

(7) Includes 14,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(8) Includes 62,000 shares of Common Stock deemed to be beneficially owned by directors and executive officers of the Company by reason of their right to acquire such shares within 60 days of the Record Date.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the 1994 Annual Meeting of Stockholders, two directors are to be elected to Class III of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for a director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Mr. Samson Bitensky and Mr. Sherman S. Lawrence to Class III. Messrs. Bitensky and Lawrence are at present directors of the Company. Messrs. Bitensky and Lawrence were most recently elected at the 1991 Annual Meeting of Stockholders.

     The Class III directors elected will hold office until the 1997 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. If any of such nominees is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. The Board of Directors recommends a vote FOR the election of each of the nominees.


                                        PRINCIPAL OCCUPATION                         DIRECTOR
        NAME            AGE            AND COMPANY OFFICE(1)                           SINCE
- --------------------    ---     ------------------------------------               ------------
NOMINEES FOR ELECTION TO CLASS III OF THE BOARD OF DIRECTORS:
Samson Bitensky         74      Chairman of the Board of                               1966
                                Directors, President and Chief
                                Executive Officer of the Company(2)
Sherman S. Lawrence     75      Attorney; Secretary of                                 1966
                                the Company(2)(3)
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
Class I -- Term expires at the 1995 Annual Meeting of Stockholders:
Donald D. Shack         65      Attorney, member of the                                1986
                                firm of Shack & Siegel,
                                P.C.(4)
Oscar R. Kunreuther     73      Certified Public Accountant;                           1991
                                Associated with the
                                Radix Organization, Inc.(5)
Class II -- Term expires at the 1996 Annual Meeting of Stockholders:
Louis Feil              80      Real estate investment(2)                            1966-1983
                                                                                       1984
Lawrence H. Bober       69      Retired, Vice Chairman                                 1979
                                of the Board, First New
                                York Bank for Business and
                                First New York Business
                                Bank Corp.(6)


- ---------------

(1) Unless otherwise indicated, directors' principal occupations have been their respective principal occupation for at least five years.

(2) Member of the Executive Committee.

(3) The Company has retained since 1966, and proposes to retain in the current fiscal year, Mr. Sherman S. Lawrence to render legal services. The Company made payments aggregating $50,000 to Mr. Lawrence in respect of legal services rendered to the Company and its subsidiaries during the fiscal year ended November 27, 1993.


(4) Since April 3, 1993 Mr. Donald D. Shack has been a member of the law firm of Shack & Siegel, P.C. From January 1, 1990 until April 2, 1993, Mr. Shack was a member of the law firm of Whitman & Ransom. For more than five years prior to that time, Mr. Shack was a member of Golenbock and Barell which merged with Whitman & Ransom as of January 1, 1990. The Company had retained Golenbock and Barell since 1966, Whitman & Ransom since 1990, and Shack & Siegel, P.C. since its inception on April 3, 1993, to render legal services. Mr. Shack is a director of the following publicly-held companies:
     Andover Togs, Inc., Ark Restaurants Corp., International Citrus Corporation and Just Toys, Inc.


(5) Mr. Oscar R. Kunreuther was a partner in BDO Seidman, Certified Public Accountants and predecessor firms in excess of five years, until his retirement on June 30, 1987. Since then he has been associated with Radix Organization, Inc., a private merchant banking firm.

(6) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC (the "Bank"), where he served from January 1988 until January 1991. On November 13, 1992, the Federal Deposit Insurance Corporation was appointed as receiver for the Bank. Prior to 1988 and for in excess of five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

INFORMATION CONCERNING THE BOARD OF DIRECTORS


     The Audit Committee (composed of Mr. Kunreuther as Chairman and Messrs. Bober, Lawrence and Shack) held four meetings during the Company's past fiscal year. The committee is charged with receiving and reviewing the recommendations of the independent auditors, reviewing the audited consolidated financial statements, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and reviewing the Company's accounting policies.


     The Company has a finance committee composed of Samson Bitensky, Lawrence
H. Bober, and Louis Feil, whose purpose is to discuss proper investments for corporate funds. There were no formal meetings of this committee held during the Company's past fiscal year.

     The Company has a stock option committee composed of Messrs. Bitensky, Feil and Lawrence, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plan. There were no formal meetings of this committee held during the Company's past fiscal year.

     The Company established a compensation committee (the "Compensation Committee") on October 4, 1993 which is composed of Messrs. Bober and Feil. The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and setting performance goals. The Compensation Committee held one meeting during the past fiscal year.

     The Company does not have a nominating committee.

     During the Company's past fiscal year, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors, and (ii) the number of meetings of committees of the Board of Directors (during the periods he served on such committees), except that Mr. Louis Feil attended only two of the four Board of Directors meetings held during fiscal 1993.


     During fiscal 1993, the Company paid a fee of $7,500 per annum to each director who was not a full-time employee. No additional fee is paid for service on committees of the Board of Directors. On November 22, 1993, the Board of Directors approved an increase of $2,500 per annum for directors' fees to be paid to each of Messrs. Feil, Kunreuther and Bober.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 1993, 1992 and 1991 fiscal years, of those persons who were, during fiscal 1993 and at November 27, 1993 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM COMPENSATION
                                                                         -------------------------------
                                                                                     AWARDS
                                                                         -------------------------------
                                          ANNUAL COMPENSATION                                 SECURITIES
                                     ------------------------------        RESTRICTED         UNDERLYING
  NAME AND PRINCIPAL                    SALARY                                STOCK            OPTIONS             ALL OTHER
       POSITION            YEAR         ($)(1)         BONUS ($)(2)      AWARD(S) ($)(3)         (#)          COMPENSATION ($)(4)
- ----------------------     -----     ------------      ------------      ---------------      ----------      -------------------
Samson Bitensky             1993        350,000           939,200                                                    23,981
  President and Chief       1992        350,000           948,700                                                    21,627
  Executive Officer         1991        350,000           841,500                                                    16,736
Stanley August              1993        214,583           140,000                                                    21,959
  Vice President            1992        209,167           140,000                                                    19,806
                            1991        197,916           150,000            780,000                                 16,000
Howard Soren                1993        149,583           110,000                                                    15,266
  Vice
    President-Finance       1992        144,166           110,000                                                    13,596
  and Treasurer             1991        135,000           120,000            390,000                                 10,800
Steven Myers                1993        149,583           110,000                                                    15,266
  Vice President            1992        144,166           110,000                                                    13,342
                            1991        134,166           120,000            390,000                                 10,800
Susan Lerner                1993        104,583            50,000                                                    10,631
  Vice President            1992         97,917            25,000                                                     8,912
                            1991         74,167            25,000                               10,000                6,000

- ---------------

(1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

(2) The amounts set forth for Mr. Bitensky represent incentive compensation paid to Mr. Bitensky pursuant to his current and prior employment agreements as more fully discussed herein in the Report of the Compensation Committee on Executive Compensation.


(3) Restricted stock is valued at the closing price of the Common Stock on the American Stock Exchange on the date of grant. On November 27, 1993, Messrs. August, Soren and Myers held 18,000, 9,000 and 9,000 shares (remaining from the original grant of 30,000, 15,000 and 15,000 shares), respectively, of restricted Common Stock having a market value, based on the closing price of the Common Stock on November 26, 1993, of $630,000, $315,000 and $315,000, respectively. The foregoing shares of restricted Common Stock will become transferable to the extent of 33.3% of such shares on each of the next three anniversaries of the date of grant hereafter. Any dividends declared in respect of shares of restricted Common Stock which are transferable by the applicable officer were paid to such applicable officer. Any dividends declared in respect of shares of restricted Common Stock which have not become transferable by the applicable officer are held in escrow by the Company and will be paid to the applicable officer at such time as the shares in respect of which such dividend was declared become transferable by such officer.


(4) Represents the amount of the Company's contribution under its Non-Qualified Executive Retirement Plan for Messrs. Bitensky, August, Soren and Myers, the amount contributed by the Company to its Profit-Sharing Plan for Ms. Lerner and, for 1992 and 1993 only, the amount contributed by the Company to its Employee Stock Ownership Plan for shares allocated during such year to the account of the applicable officer.

     The table below sets forth certain information at November 27, 1993 with respect to options to purchase shares of Common Stock under the Company's Stock Option Plan held by the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED                   IN-THE-MONEY
                                                           OPTIONS AT FISCAL YEAR-END(#)             OPTIONS AT FISCAL
                              SHARES          VALUE                                                    YEAR-END($)(1)
                            ACQUIRED ON      REALIZED      ------------------------------      ------------------------------
            NAME            EXERCISE(#)        ($)                          UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
- ---------------------------------------      --------                       -------------      -----------      -------------
                                                           EXERCISABLE
                                                           -----------
Samson Bitensky.............        --            --              --               --                 --                --
Stanley August..............    20,000       373,125          16,000            4,000            312,960            78,240
Howard Soren................    20,000       387,500          16,000            4,000            312,960            78,240
Steven Myers................    20,000       435,000          16,000            4,000            312,960            78,240
Susan Lerner................        --            --          14,000            6,000            196,440            70,960

- ---------------

(1) Based on the closing sale price on the American Stock Exchange of the Company's Common Stock on November 26, 1993.

1990 EXECUTIVE RETIREMENT PLAN

     A trusteed non-qualified Executive Retirement Plan was adopted by the Company effective November 30, 1990. Its purpose is to provide benefits to those key employees who are not participating in the Company's Profit-Sharing Plan. The plan is administered by a committee appointed by the Board of Directors who, prior to the first day of the plan year, designate those key employees who will be covered by the plan.

1987 STOCK OPTION PLAN


     The 1987 Stock Option Plan (the "Plan"), adopted on June 1, 1987 and amended March 15, 1988, February 28, 1989 and May 7, 1992, was approved by the stockholders of the Company on May 5, 1988. Under the Plan, options to purchase shares of Common Stock are designated at the time of grant as either "incentive stock options" ("ISOs"), which are intended to qualify under Section 422A of the Internal Revenue Code of 1986, or options which do not so qualify ("NQOs"). Under the Plan, ISOs may be granted to employees, including employees who are also officers or directors of the Company. NQOs may be granted to employees, officers or directors of the Company, whether or not such directors are employees of the Company. An aggregate of 650,000 shares of Common Stock were reserved for issuance pursuant to options granted or to be granted under the Plan and 154,400 shares remain available for issuance.


EMPLOYEE STOCK OWNERSHIP PLAN

     Effective as of November 25, 1991, the Company established the Fab Industries, Inc., Employee Stock Ownership Plan (the "ESOP"). All full-time employees are eligible to participate upon the completion of one year of service. On December 18, 1991, the ESOP purchased 340,000 shares of Common Stock from Samson Bitensky, the Chairman of the Board and President of the Company, for $34.875 per share, which represented approximately 5.5% of the Company's then outstanding Common Stock. The Company loaned the sum of $11,857,500 to the ESOP to enable it to purchase such shares. The loan is payable by the ESOP in fifteen equal annual installments plus interest at prime adjusted periodically.


     Participants are not required or permitted to make contributions to the ESOP. The only contributions to the ESOP are made by the Company which is obligated to make contributions sufficient to pay the principal amount of the loan and interest accrued thereon. Dividends on the shares of Common Stock acquired by the ESOP are utilized to repay the loan from the Company. The shares of Common Stock acquired by the ESOP are allocated among the participants on the basis of their relative compensation (as defined in the ESOP). Voting rights attach to the allocated shares and to a participant's percentage of unallocated or unvoted shares, according to a formula detailed in the ESOP.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                                  TOTAL RETURN


     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing December 3, 1988 and ending November 26, 1993. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on December 3, 1988 and that all dividends paid by companies in each index were reinvested.






       [The Performance Graph is being filed under Regulation 304(d)(1) of Regulation S-T under cover of FORM SE.]

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     On October 4, 1993, the Company established the Compensation Committee composed of Messrs. Bober and Feil. Prior to that time the Company's executive compensation was determined by the entire Board of Directors. The Board determines the compensation of Mr. Bitensky with Mr. Bitensky excusing himself from those deliberations. At a meeting of the Board of Directors held on February 18, 1993, the Board, with Mr. Bitensky excusing himself, authorized the Company to enter into an employment agreement with Mr. Bitensky as set forth below. These actions were subsequently ratified by the Compensation Committee at a meeting held on October 4, 1993. Prior to the formation of the Compensation Committee, the compensation of the four other executives was determined through consultation between the Board and the President. The Board, and now the Compensation Committee, has relied extensively on Mr. Bitensky's views on matters relating to the compensation of the other executives.

     It has been the policy of the Board to tie a significant portion of executive compensation to corporate performance. The Compensation Committee adheres to the same policy of basing a significant portion of executive compensation on the Company's performance. For the executives other than Mr. Bitensky, the key elements are base salary, annual bonus and long-term incentive opportunities in the form of restricted stock and stock options. For all of the four principal executives, the largest portions of total compensation are based on performance (as opposed to base salaries and benefits).

     Mr. Bitensky is one of the founders of the Company. He owns approximately 1,500,000 shares of Common Stock constituting approximately 24% of the total amount. Accordingly, his interest is very much aligned with the interest of all stockholders and the Board and, subsequent to its formation, the Compensation Committee, has not considered it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, the Board, as ratified by the Compensation Committee, has determined to tie Mr. Bitensky's compensation to Company performance through the use of incentive compensation. The members of the Compensation Committee believe that Mr. Bitensky continues to be significantly responsible for the Company's success.

     Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its President and Chief Executive Officer. This agreement supersedes his previous employment agreement with the Company. The agreement provides for a five year term commencing April 1, 1993 and expiring on March 31, 1998, and provides for automatic successive one year renewal periods unless either party shall advise the other, by written notice delivered not less than six months prior to the then current expiration date, of his or its desire not to extend the term of the agreement beyond such date. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000 equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability (defined as the inability to perform his duties for a period of four consecutive months or for an aggregate of 180 days in any consecutive 12 month period, or when Mr. Bitensky's physician shall have determined that he shall not be able, by reason of physical or mental disability, to devote his time and energy to the business of the Company to the extent otherwise required under the agreement for a period of four consecutive months or for an aggregate of 180 days in any consecutive period of 12 months), compensation at the above rate is payable for the first year, and at one half such rate for the second year of such disability. Upon termination of full-time employment, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. The agreement further provides for the payment of a benefit over a five year period to Mr. Bitensky's beneficiary in the event of the death of Mr. Bitensky while employed or providing consulting services in the amount of one year's average compensation paid to Mr. Bitensky over the three most recent years payable over a period of five years commencing with the last day of the calendar quarter in which Mr. Bitensky's death occurs.

     In addition, in the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr. Bitensky's estate, for a period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased with (i) the lesser of
(A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of life insurance which the Company may purchase from time to time on Mr. Bitensky's life. Currently the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 in benefits in connection with the Common Stock purchase discussed above. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount equal to one-half of the amount by which the book value per share exceeds the market price per share.

     The April 1, 1993 employment agreement with Mr. Bitensky is being submitted for approval by stockholders under Proposal 2 hereof.

     Prior to April 1, 1993, Mr. Bitensky was employed as President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement dated as of April 1, 1984. The agreement had an initial expiration date of March 31, 1987 and provided for automatic successive one-year renewal periods (in the absence of notice by either party to the contrary). The agreement provided for an annual base salary of $350,000 and incentive compensation if the Company's pre-tax income exceeded $5,000,000 equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. Upon termination of full-time employment, Mr. Bitensky was to be retained to provide advisor and consulting services for a period of five years for a fee of $175,000 per annum. The agreement also provided for disability and death benefits similar to the benefits contained in Mr. Bitensky's current employment agreement.

     As indicated above, the key elements of the compensation payable to the four principal executives other than the President are base salary, annual bonus and long-term incentives in the form of restricted stock and stock options. By far, the largest portions of total compensation are performance based.


     Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the four executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. All four executives are eligible to receive annual cash bonuses based on a review of the Company's performance during the year for which such a bonus is payable. 1993 was an extremely profitable year. However, the increase in earnings over 1992 was not significant. Accordingly, the 1993 cash bonuses were equal to those paid in 1992 except for Ms. Lerner who had increased responsibilities during fiscal 1993 based on her new position as a Vice President of the Company.


     The Company's stock option and restricted stock programs are designed to align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to provide incentives for the creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company's restricted stock program contemplates the grant of shares of Common Stock which the recipient may not sell or otherwise dispose of until an applicable restriction period lapses and which are forfeited if the recipient terminates employment prior to the lapsing of the restriction period.

     The Company does not issue options or grant restricted stock on any fixed basis preferring to maintain a flexible program. No options were issued or grants made to executives in 1993. Options were issued in equal amount to Messrs. August, Soren and Myers in 1988 and 1990 and options were issued to Ms. Lerner in 1990 and 1991. Restricted stock grants, related in amount to salary and bonus, were made to Messrs. August, Soren and Myers in 1991. The restricted shares granted vested as to 40% in two years with an additional 20% vesting in each of the next three years.

     The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                            Lawrence H. Bober
                                            Louis Feil

                         PROPOSAL 2 -- RATIFICATION OF
                     SAMSON BITENSKY'S EMPLOYMENT AGREEMENT


     The 1993 Revenue Reconciliation Act (the "Revenue Act") provides that publicly held corporations will not be able to deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1,000,000, unless certain requirements are satisfied. The Revenue Act rules do not apply to compensation based on the attainment of performance goals if: (i) the performance goals are established by a compensation committee of the board of directors which is comprised of two or more outside directors; (ii) the material terms of the compensation, including the performance goals, are disclosed to stockholders and approved by majority vote in a separate stockholder vote before the compensation is paid; and (iii) before the compensation is paid, the compensation committee certifies the performance goals and other material terms were satisfied.


     As set forth in the Report of the Compensation Committee on Executive Compensation, Mr. Bitensky's employment agreement provides for incentive compensation based on specific performance goals with respect to pre-tax income of the Company. In the past, Mr. Bitensky's total annual compensation, including incentive compensation, has exceeded $1,000,000, the threshold under the Revenue Act, and may exceed $1,000,000 in the future. The Board is therefore submitting Mr. Bitensky's employment agreement for ratification in order to comply with that portion of the Revenue Act referred to above which requires, among other things, that the performance goals and other material compensation terms be disclosed to and approved by stockholders.

     Accordingly, the Board of Directors and the Compensation Committee, which has ratified Mr. Bitensky's employment agreement, recommends to stockholders that they ratify and approve Mr. Bitensky's employment agreement. In the event that stockholders do not ratify the employment agreement, the Company will nonetheless remain bound by the terms of the agreement but will be prohibited from deducting any compensation paid to Mr. Bitensky in excess of $1,000,000.

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on this matter is required to ratify the employment agreement between the Company and Mr. Bitensky pursuant to the following resolution:

          "RESOLVED, that the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky, is hereby ratified, affirmed and approved in all respects."

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" RATIFICATION AND APPROVAL OF MR. BITENSKY'S EMPLOYMENT AGREEMENT.

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the Commission's regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5 for specified years, the Company believes that all of its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1993, except for a filing in respect of the exercise of an option by Mr. Stanley August in March 1993 which was required to be disclosed on a Form 4 otherwise filed by Mr. August in September 1993. The Form 4 and all subsequent filings have subsequently been amended to properly reflect this transaction.

                 RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

     The firm of BDO Seidman, Certified Public Accountants, 15 Columbus Circle, New York, New York, served as the Company's independent public accountants for its fiscal year ended November 27, 1993. No independent public accountant has been formally selected by the Company for the current fiscal year. In keeping with the Company's policy, formal selection of the Company's independent public accountants will be considered by the Company's newly-elected Board of Directors at the Annual Meeting of Directors to be held immediately following the Company's Annual Meeting of Stockholders on Thursday, May 5, 1994. Representatives of BDO Seidman are expected to be present at the Company's 1994 Annual Meeting of Stockholders and available to respond to appropriate questions from stockholders. Such representatives will also be accorded an opportunity to make a statement at such time should they desire to do so.

                               VOTING PROCEDURES

     Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and a box is provided on the proxy card for stockholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more directors will not be counted in determining the votes cast and will have no effect on the vote. Abstentions in connection with the ratification of the employment agreement between the Company and Mr. Samson Bitensky will be counted and therefore will affect a negative vote.


     Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors and will have the effect of a vote against Proposal 2.


                                    GENERAL

     The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

     As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

     It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

STOCKHOLDER PROPOSALS

     Stockholder proposals in respect of matters to be acted upon at the Company's 1995 Annual Meeting of Stockholders should be received by the Company on or before November 25, 1994 in order that they may be considered for inclusion in the Company's proxy materials.

     THE COMPANY WILL PROVIDE WITHOUT A CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 27, 1993, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 18, 1994, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 200 MADISON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SECRETARY. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON MARCH 18, 1994.

                                            By Order of the Board of Directors,

                                            SHERMAN S. LAWRENCE,
                                            Secretary

Dated: March 25, 1994

                              FAB INDUSTRIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 5, 1994


            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         THE UNDERSIGNED, revoking all previous proxies, hereby appoints HOWARD SOREN and SUSAN B. LERNER, or either of them, attorneys and proxies with power of substitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 5, 1994 at 10:15 A.M., at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, and at any adjournment or adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, as more fully described in the Proxy Statement.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR ITEM 2.


                                                              (SEE REVERSE SIDE)

(     )  ________________________          _________________
             ACCOUNT NUMBER                      COMMON

________________________________________________________________________________

1.  Election of (2) Directors to Class III       (INSTRUCTION: TO WITHHOLD
FOR ALL NOMINEES                 WITHHOLD        AUTHORITY TO VOTE FOR ANY
LISTED (except as                AUTHORITY       INDIVIDUAL NOMINEE STRIKE A
 marked to the                to vote for all    LINE THROUGH THE  NOMINEE'S
  contrary)                      nominees        NAME IN THE TEXT BELOW.)
                                  listed         To Class III of the Board of
                                                 Directors (to hold
                                                 office until the 1997 Annual
                                                 Meeting of Stockholders):
                                                 Samson Bitensky, Sherman S.
                                                 Lawrence


   (      )                     (      )

________________________________________________________________________________

2. Ratification of the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky.

       FOR              AGAINST             ABSTAIN
     (      )           (      )            (      )

________________________________________________________________________________

3. In their discretion, upon such other business as may properly come before the meeting.

________________________________________________________________________________

                                  Dated:  _________________________________,1994

                                  ______________________________________________

                                  ______________________________________________

                                  Note: Please sign exactly as your name
                                  or names appear hereon. Joint owners should each sign personally. When signing as executor, administrator, corporation officer, attorney, agent, trustee or guardian etc., please add your full title to your signature.
                                  Note:  Please date, mark (in blue or black
                                         ink), sign and mail this Proxy in the
                                         envelope provided for this purpose.  No
                                         postage is required for mailing in the
                                         United States.